   As filed with the Securities and Exchange Commission on November 23, 1999

                                                      Registration No. 333-88105
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                          ___________________________

                        Post-Effective Amendment No. 1
                                  on FORM S-8
                                      to
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933*
                          ___________________________

                            THE WALT DISNEY COMPANY
            (Exact name of registrant as specified in its charter)

                                 500 South Buena Vista Street
                                 Burbank, California 91521-9722
DELAWARE                         (Address of Principal Executive Offices)       95-4545390
(State or other jurisdiction                                                 (I.R.S. Employer
of incorporation or                                                          Identification No.)
organization)

Infoseek Corporation Amended and Restated 1996 Stock Option/Stock Issuance Plan Infoseek Corporation 1998 Employee and Acquisition Nonqualified Stock Option
                                     Plan
  Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock
                                  Option Plan
           Starwave Corporation 1997 Nonqualified Stock Option Plan
           Amended and Restated Quando, Inc. 1994 Stock Option Plan
   Amended and Restated Webchat Communications, Inc. 1996 Stock Option Plan
                           (Full Title of the Plans)

                            David K. Thompson, Esq.
               Senior Vice President--Assistant General Counsel
                         500 South Buena Vista Street
                           Burbank, California 91521
                                (818) 560-1000
                    (Name and address of agent for service)

                                   copy to:

                               Morton A. Pierce
                             Dewey Ballantine LLP
                          1301 Avenue of the Americas
                           New York, New York 10019
                                (212) 259-8000
                        ______________________________

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------------------
Title of securities to be    Amount to be registered(1)   Proposed maximum           Proposed maximum       Amount of
registered                                                offering price per share   aggregate offering     registration fee (2)
                                                                                     price
----------------------------------------------------------------------------------------------------------------------------------
go.com Common
Stock, par value $0.01          12,537,872 shares                  N/A                     N/A                   N/A
per share
----------------------------------------------------------------------------------------------------------------------------------

* Filed as a Post-Effective Amendment on Form S-8 to such Registration Statement pursuant to the procedure described herein. See "Introductory Statement."
(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover an indeterminable number of additional shares that may become issuable pursuant to the anti-dilution provisions of the plans (the "Plans") listed above.
(2) Not applicable. All filing fees payable in connection with the registration of these securities were paid in connection with the filing with the Securities and Exchange Commission (the "Commission") of (a) the preliminary proxy materials on Schedule 14A of The Walt Disney Company ("Disney") on August 20, 1999 and (b) the Registration Statement on Form S-4 of Disney (File No. 333-88105) on September 30, 1999 (the "S-4").

                            INTRODUCTORY STATEMENT

Disney hereby amends the S-4 by filing this Post-Effective Amendment No. 1 on Form S-8 relating to 12,537,872 shares of go.com Common Stock, $0.01 par value, of Disney (the "go.com Common Stock") issuable by Disney upon the exercise of options with respect to go.com Common Stock under the Plans. All such shares of go.com Common Stock were originally registered pursuant to the S-4.

On November 17, 1999, pursuant to an Agreement and Plan of Reorganization dated July 10, 1999 (the "Reorganization Agreement"), Infoseek Corporation ("Infoseek") became a wholly owned subsidiary of Disney (the "Merger"). As provided in the Reorganization Agreement, each outstanding share of common stock, $.001 par value, of Infoseek ("Infoseek Common Stock"), was converted into the right to receive 1.15 shares of go.com Common Stock.

Pursuant to the Reorganization Agreement, Disney and Infoseek have taken such actions as are necessary such that Infoseek Common Stock is no longer issuable under the Plans. Instead, Disney's go.com Common Stock will be issuable under the Plans in such amounts and at such prices as adjusted pursuant to the Plans and the Reorganization Agreement.

This Post Effective Amendment on Form S-8 relates only to 12,537,872 shares of Disney's go.com Common Stock registered on the S-4, which were not issued in connection with the Merger and that are issuable in connection with the Plans.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents previously filed by Disney with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated herein by reference:

        (a) Disney's Annual Report on Form 10-K for the fiscal year ended September 30, 1998 (as amended by Disney's 10-K/A filed April 12, 1999 and Disney's 10-K/A filed June 30, 1999);

        (b) Disney's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1998 (as amended by Disney's 10-Q/A filed April 12, 1999), March 31, 1999 and June 30, 1999;

        (c) Disney's Current Reports on Form 8-K filed July 12, 1999, October 15, 1999, November 5, 1999 and November 5, 1999; and

        (d) the description of go.com Common Stock contained in Disney's Registration Statement on Form 8-A, filed November 17, 1999.

All documents subsequently filed by Disney pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Previously filed.  See Item 20 of the S-4.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8. EXHIBITS

        See Index to Exhibits.

ITEM 9. UNDERTAKINGS

The undersigned registrant hereby undertakes:

  (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 23rd day of November, 1999.

                           THE WALT DISNEY COMPANY


                           By: /s/ David K. Thompson
                               ------------------------
                               David K. Thompson
                               Senior Vice President--Assistant General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             SIGNATURE                     TITLE                                                DATE
            *                              Chairman and Chief Executive Officer
---------------------------------------
Michael D. Eisner                          (Principal Executive Officer)                  November 23, 1999


/s/ Thomas O. Staggs                       Executive Vice President and
---------------------------------------
Thomas O. Staggs                           Chief Financial Officer (Principal             November 23, 1999
                                           Financial and Accounting Officer)


DIRECTORS
---------

Roy E. Disney*
Sanford M. Litvack*
Reveta F. Bowers*
Judith Estrin*
Stanley P. Gold*
Ignacio E. Lozano, Jr.*
George J. Mitchell*
Thomas S. Murphy*
Richard A. Nunis*
Leo J. O'Donovan, S.J.*
Sidney Poitier*
Irwin E. Russell*
Robert A. M. Stern*
Andrea Van De Kamp*
E. Cardon Walker*
Raymond L. Watson*
Gary L. Wilson*

  *By: /s/  Thomas O. Staggs
       ---------------------
       Thomas O. Staggs
       (Attorney-In-Fact)

November 23, 1999

                               INDEX TO EXHIBITS


Number

4.1 Amended and Restated Certificate of Incorporation of Disney (incorporated by reference to Annex C of the Joint Proxy Statement/Prospectus included in the S-4).

4.2 Bylaws of Disney (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-52659) filed with the Commission on August 3, 1998).

4.3 Infoseek Corporation Amended and Restated 1996 Stock Option/Stock Issuance Plan (incorporated by reference to Infoseek's Form S-8 (File No. 333-67517) declared effective November 18, 1998).

4.4 Infoseek Corporation 1998 Employee and Acquisition Nonqualified Stock Option Plan (incoporated by reference to Infoseek's Annual Report on Form 10-K405 for the fiscal year ended October 3, 1998).

4.5 Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan (incorporated by reference to Infoseek's Form S-8 (File No. 333-67507) declared effective November 18, 1998).

4.6 Starwave Corporation 1997 Nonqualified Stock Option Plan (incorporated by reference to Infoseek's Form S-8 (File No. 333-67507) declared effective November 18, 1998).

4.7 Amended and Restated Quando, Inc. 1994 Stock Option Plan (incorporated by reference to Infoseek's Form S-8 (File No. 333-70939) declared effective January 21, 1999).

4.8 Amended and Restated Webchat Communications, Inc. 1996 Stock Option Plan (incorporated by reference to Infoseek's Form S-8 (File No. 333-67519) declared effective November 18, 1998).

5.1    Opinion of David K. Thompson, Esq. as to legality of the securities.*

23.1 Consent of PricewaterhouseCoopers LLP (relating to the financial statements of The Walt Disney Company).*

23.2 Consent of PricewaterhouseCoopers LLP (relating to the financial statements of The Disney Group).*

23.3 Consent of PricewaterhouseCoopers LLP (relating to the financial statements of Disney's existing Internet business).*

23.4 Consent of PricewaterhouseCoopers LLP (relating to the financial statements of ABC News/Starwave Partners).*

23.5 Consent of PricewaterhouseCoopers LLP (relating to the financial statements of ESPN/Starwave Partners).*

23.6 Consent of PricewaterhouseCoopers LLP (relating to the financial statements of Starwave Corporation).*

23.7   Consent of Ernst & Young LLP.*

23.8   Consent of KPMG LLP.*

23.9 Consent of David K. Thompson, Esq. (included in opinion filed as Exhibit 5.1).

24.1   Power of Attorney (included on the signature page of the S-4).

_______________
* Filed herewith.